Exhibit 99.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-238518) of Apollo Investment Corporation of our report dated May 19, 2022 relating to the financial statements of Merx Aviation Finance LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers
Dublin, Ireland
May 19, 2022